UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 4, 2026

Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY

(Exact name of registrant as specified in its charter)

GA	001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA, GA	30339
(Address of principal executive offices)	(Zip Code)

(678) 934-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Court Carruthers as Chief Executive Officer-Elect of the Company

On September 9, 2026, Genuine Parts Company (the “Company”) announced that Court Carruthers, a current member of the Company’s Board of Directors (the “Board”), has been appointed Chief Executive Officer-Elect of the Company, effective September 8, 2026 (the “Effective Date”), with Mr. Carruthers to assume the role of Chief Executive Officer of the Company, effective as of the consummation of the Company’s planned separation (the “Separation”) of its Global Automotive and Global Industrial businesses into two independent, publicly traded companies (the “Closing”). Will Stengel will continue to serve as Chairman and Chief Executive Officer of the Company until the Closing.

Mr. Carruthers will also continue to serve as a member of the Board.

Mr. Carruthers, age 54, has served as a member of the Board since September 2025. In addition, Mr. Carruthers has served as Vice Chair of TricorBraun, a privately-held global packaging distributor, since May 2025 and, prior to that, served as President and CEO of TricorBraun from October 2017 to May 2025. Mr. Carruthers previously held various executive leadership roles at W.W. Grainger, Inc., including Group President, Americas. Mr. Carruthers has also served on the board of directors of Ryerson Holding Corporation, a global distributor and processor of industrial metals, since August 2015.

In connection with his appointment, the Company and Mr. Carruthers entered into an offer letter, dated August 28, 2026 (the “Offer Letter”). The Offer Letter provides that, while serving as Chief Executive Officer-Elect of the Company, Mr. Carruthers will receive an annual base salary of $1,000,000 and an annual bonus target for 2026 of 150% of his base salary, pro-rated on a one-third basis of the full-year amount. Mr. Carruthers will also receive a 2026 long-term equity incentive grant consisting of a two-thirds pro-rated amount of the full-year target total value of $6,000,000, in a mix of performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“RSUs”). In addition, Mr. Carruthers will receive two sign-on RSU grants, each with a grant date value of $4,000,000, the first to be granted on the Effective Date and the second to be granted on the first anniversary of the Effective Date, each vesting 100% on the third anniversary of the applicable grant date.

Upon assuming the role of Chief Executive Officer of the Company at the Closing, Mr. Carruthers’ annual base salary will increase to $1,200,000, his annual bonus target will remain at 150% of his base salary, and his annual long-term incentive target will increase to a target total value of $7,200,000, in an expected mix of RSUs and PRSUs.

The Company and Mr. Carruthers also entered into a severance agreement (the “Severance Agreement”) and a change in control agreement (the “Change in Control Agreement”), in each case, effective as of the Effective Date. The Severance Agreement and the Change in Control Agreement contain substantially the same terms and conditions as the forms of severance agreement and change in control agreement entered into with the Company’s other executive officers, except that the Severance Agreement includes an additional “Good Reason” trigger in the event that the Separation is not consummated. Neither the Separation nor any transactions contemplated thereby will constitute a triggering event under the Severance Agreement or the Change in Control Agreement. The foregoing descriptions of the Severance Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of severance agreement and form of change in control agreement, which were filed as Exhibits 10.26 and 10.27 with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Mr. Carruthers will be eligible for other benefits and perquisites on terms substantially similar to those that apply to other executive officers of the Company, including participation in the Company’s health, welfare and other benefit plans.

There are no family relationships between Mr. Carruthers and any Company director or executive officer, and no arrangements or understandings between Mr. Carruthers and any other person pursuant to which he was selected as an officer. Mr. Carruthers does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Bert Nappier as Chief Operating Officer of the Company

On September 9, 2026, the Company announced that Bert Nappier, Executive Vice President and Chief Financial Officer of the Company, has also been appointed to the position of Chief Operating Officer. Accordingly, effective as of September 6, 2026, Mr. Nappier holds the position of Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company.

In connection with his appointment, Mr. Nappier’s base salary was increased to $800,000 and his annual bonus target for 2026 was increased to 100% of his base salary, in each case, pro-rated from the effective date of his appointment. The target total value of Mr. Nappier’s 2027 long-term equity incentive grant was also set as $2,500,000.

Appointment of James Howe as Chief Operating Officer of Motion

On September 9, 2026, the Company announced that James Howe, President of Motion, has also been appointed to the position of Chief Operating Officer of Motion. Accordingly, effective as of September 6, 2026, Mr. Howe holds the position of President and Chief Operating Officer of Motion.

In connection with his appointment, Mr. Howe’s base salary was increased to $750,000 and his annual bonus target for 2026 was increased to 100% of his base salary, in each case, pro-rated from the effective date of his appointment. The target total value of Mr. Howe’s 2027 long-term equity incentive grant was also set as $2,300,000.

Item 7.01	Regulation FD Disclosure.

On September 9, 2026, the Company issued a press release announcing key leadership roles in connection with the Separation. In addition, the Company announced that both Global Automotive and Global Industrial will host separate investor days on December 8, 2026 and December 9, 2026, respectively. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K that are not historical facts constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “project,” “continue,” “positioned,” “forecast,” “outlook,” and other similar expressions. While the Company believes expectations for the future are reasonable in view of currently available information, these forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as (a) uncertainties as to the timing of the Separation and whether it will be completed; (b) the possibility that various closing conditions for the Separation may not be satisfied; (c) failure of the Separation to qualify for the expected tax treatment; (d) the risk that GPC and Motion will not be separated successfully or such separation may be more difficult, time-consuming and/or costly than expected; (e) the possibility that the strategic, operational and financial opportunities from the Separation may not be achieved; and (f) the other risks, uncertainties and other factors discussed under “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Statements in this Current Report on Form 8-K that are “forward-looking” include, without limitation, statements regarding the planned Separation, the anticipated leadership transitions in connection therewith and the planned investor days. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures on related subjects in the Company’s subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Offer Letter, dated August 28, 2026

99.1	Press Release, dated September 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Indicates management contracts and compensatory plans and arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date: September 9, 2026	By:	/s/ Bert Nappier
Name: Bert Nappier
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer